Exhibit 99.1

Contact:
Rob Seim	Omnicell, Inc.
Chief Financial Officer	1201 Charleston Road
800-850-6664, ext. 6478	Mountain View, CA 94043
rob.seim@omnicell.com

Omnicell Announces Record Revenue and Profit in Third Quarter 2012

MOUNTAIN VIEW, Calif. — October 25, 2012— Omnicell, Inc. (NASDAQ: OMCL), a leading provider of medication and supply management solutions to healthcare systems, today announced results for its quarter ended September 30, 2012, which includes the third quarter results of Omnicell’s acquisition of MTS Medication Technologies, Inc. (“MTS”) in May 2012.

GAAP results: Revenue for the third quarter of 2012 was $84.3 million, up $8.9 million or 11.9% from the second quarter of 2012, and up $19.9 million or 30.9% from the third quarter of 2011. Revenue for the nine months ended September 30, 2012 was $223.9 million, up $41.3 million or 22.6% from the nine months ended September 30, 2011.

Third quarter 2012 net income as reported in accordance with U.S. generally accepted accounting principles (GAAP) was $6.9 million, or $0.20 per diluted share. This compares to net income of $1.4 million, or $0.04 per diluted share, in the second quarter of 2012 and net income of $3.0 million, or $0.09 per diluted share, in the third quarter of 2011. For the nine months ended September 30, 2012, net income was $10.6 million, or $0.31 per diluted share. This compares to net income of $6.3 million, or $0.18 per diluted share, for the nine months ended September 30, 2011.

Non-GAAP results: Non-GAAP net income was $9.9 million for the third quarter of 2012, or $0.29 per diluted share. Non-GAAP net income for the third quarter excludes $2.4 million in stock-based compensation expense and the $0.7 million after-tax effect of amortization expense for all intangible assets acquired in connection with the acquisition of MTS completed in May 2012, as well as all earlier Omnicell acquisitions. This compares to non-GAAP net income of $6.7 million, or $0.20 per diluted share, for the second quarter of 2012, which excluded $2.2 million in stock-based compensation expense and the $3.2 million after-tax effect of MTS acquisition costs and amortization expense for all intangible assets acquired in connection with the acquisition as well as all earlier Omnicell acquisitions. Third quarter 2012 results compare to non-GAAP net income of $5.4 million, or $0.16 per diluted share, for the third quarter of 2011, which excluded $2.4 million of stock-based compensation expense.

For the nine months ended September 30, 2012, non-GAAP net income was $21.2 million, or $0.62 per diluted share. This excluded $6.8 million in stock-based compensation expense and the $3.8 million after-tax effect of acquisition costs and amortization expense for all intangible assets acquired in connection with the MTS acquisition as well as all earlier Omnicell acquisitions.

For the nine months ended September 30, 2011, non-GAAP net income was $14.1 million, or $0.41 per diluted share, excluding $7.3 million in stock-based compensation expense and a $1.0 million pre-tax settlement expense for litigation claims.

“Our performance in the third quarter of 2012 demonstrates that our three-part strategy of expanding in the U.S., making selective acquisitions, and achieving targeted international expansion is driving growth in revenue and profits,” said Randall Lipps, Omnicell president, chairman and CEO. “We continue to see strong competitive conversion momentum in our Acute Care business and the profit generated by our Non-Acute Care segment, following the acquisition of MTS, is ahead of our earlier projections, as multi-medication adherence packaging is entering new markets outside the U.S.”

“I am particularly pleased that we achieved record operating margin in the third quarter meeting our goal earlier than projected, even while continuing to invest in our product line and market strategies,” Mr. Lipps added.

Omnicell Conference Call Information

Omnicell will hold a conference call today at 2:30 p.m. PT to discuss third quarter financial results. The conference call can be monitored by dialing 1-800-696-5518 within the U.S. or 1-706-758-4883 for all other locations. The Conference ID # is 47024941. Internet users can access the conference call at http://ir.omnicell.com/events.cfm. A replay of the call will be available today at approximately 3:30 p.m. PT and will be available until 8:59 p.m. PT on November 1. The replay access numbers are 1-855-859-2056 within the U.S. and 1-404-537-3406 for all other locations, conference code # 47024941.

About Omnicell

Omnicell, Inc. (NASDAQ: OMCL) is a leading provider of automation and business information solutions enabling hospitals and other healthcare organizations to streamline the medication administration process and manage costly medical supplies for increased operational efficiency and enhanced patient safety. Through seamless integration with a customer’s existing IT infrastructure, Omnicell solutions empower healthcare facilities to achieve comprehensive automation of medication and supply management from the arrival at the loading dock to the patient’s bedside. Omnicell also provides healthcare facilities with business analytics software designed to improve medication diversion detection and regulatory compliance.

Since 1992, more than 2,600 hospital customers worldwide have utilized Omnicell’s medication automation, supply chain, and analytics solutions to enable them to increase patient safety, improve efficiency and address changing healthcare regulations while providing effective control of costs, charge capture for payer reimbursement and inventory management of medications and supplies.

MTS Medication Technologies, Inc., a wholly-owned Omnicell subsidiary, is a leader in medication adherence packaging systems designed to improve medication dispensing and administration. MTS enables approximately 6,000 institutional and retail pharmacies worldwide to maintain high accuracy and quality standards while optimizing productivity and controlling costs. The MTS product line includes more than 20 packaging machines and 50 types of consumable products.

For more information about Omnicell, please visit www.omnicell.com. Visit www.mts-mt.com for more information about MTS.

Forward-Looking Statements

To the extent any statements contained in this release deal with information that is not historical, these statements are necessarily forward-looking. As such, they are subject to the occurrence of many events outside Omnicell’s control and are subject to various risk factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statement. The risk factors are described in the Company’s Securities and Exchange Commission (SEC) filings and include, without limitation, our ability to successfully integrate MTS and avoid disruptions in our business, the potential failure to realize the anticipated benefits of the MTS acquisition, unfavorable general economic and market conditions, risks to growth and acceptance of our products and services and to growth of the clinical automation and workflow automation market generally, the potential of increasing competition, potential regulatory changes, and the ability of the company to improve sales productivity to grow product backlog, retain key personnel, to cut expenses, to manage future changes in revenue levels, to develop new products and integrate acquired companies, products or intellectual property in a timely and cost-effective manner. Prospective investors are cautioned not to place undue reliance on forward-looking statements.

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). Our management evaluates and makes operating decisions using various performance measures. In addition to Omnicell’s GAAP results, we also consider non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income, and non-GAAP net income per diluted share. Additionally, we calculate Adjusted EBITDA (another non-GAAP measure) by means of adjustments to GAAP Net Income. These non-GAAP results should not be considered as an alternative to gross profit, operating expenses, net income, net income per diluted share, or any other performance measure derived in accordance with GAAP. We present these non-GAAP results because we consider them to be important supplemental measures of Omnicell’s performance.

Our non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income, and non-GAAP net income per diluted share are exclusive of certain items to facilitate management’s review of the comparability of Omnicell’s core operating results on a period to period basis because such items are not related to Omnicell’s ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:

a)  Stock-based compensation expense impact of Accounting Standards Codification (ASC) 718. We recognize equity plan-related compensation expenses, which represent the fair value of all share-based payments to employees, including grants of employee stock options, as required under ASC 718, “Stock Compensation” as non-GAAP adjustments in each period.

b) Litigation settlement (net of tax).  We recorded an accrual in the first quarter of 2011 for settlement of litigation claims for $1.0 million ($0.6 million net of the $0.4 million income tax effect). This charge is not expected to be recurring and, as such, the financial impact is excluded from our non-GAAP results.

c) Acquisition-related transaction and integration expenses. In connection with our acquisition of MTS, we recorded $4.9 million of acquisition transaction and integration costs ($2.9 million net of the $2.0 million tax effect) in the second quarter of 2012. This charge is not expected to be recurring and, as such, the financial impact is excluded from our non-GAAP results.

d) Intangible assets amortization from business acquisitions. Beginning in the second quarter of 2012 (without revising prior periods), we are also excluding from our non-GAAP results the amortization expense resulting from the MTS acquisition as well as earlier Omnicell acquisitions. This impacts the second quarter and third quarter non-GAAP results by $0.5 million ($0.3 million net of the $0.2 million tax effect) and $1.1 million ($0.7 million net of the $0.4 million tax effect), respectively. The September 30, 2012 year-to-date non-GAAP results are affected by $1.6 million ($1.0 million net of $0.6 million tax effect). These non-cash charges, as considered by management, are not reflecting the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.

Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Omnicell’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock option grants.

We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding Omnicell’s financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;

2) Since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare our performance across financial reporting periods;

3) These non-GAAP financial measures are employed by Omnicell’s management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting; and

4) These non-GAAP financial measures facilitate comparisons to the operating results of other companies in our industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance.

Set forth below are additional reasons why share-based compensation expense related to ASC 718 is excluded from our non-GAAP financial measures:

i)  While share-based compensation calculated in accordance with ASC 718 constitutes an ongoing and recurring expense of Omnicell, it is not an expense that requires cash settlement by Omnicell. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expense to assist management and investors in evaluating our core operating results.

ii) We present ASC 718 share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation, under ASC 718 are dependent upon the trading price of Omnicell’s common stock and the timing and exercise by employees of their stock options.  As a result of these timing and market uncertainties the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.

Our Adjusted EBITDA calculation is defined as earnings before interest income and expense, taxes, depreciation and amortization, and non-cash expenses, including ASC 718 stock compensation expense. In addition, we are excluding the transaction and integration costs from the May 2012 MTS acquisition from the results for the nine months ended September 30, 2012.

As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Omnicell’s GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

• Omnicell’s stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Omnicell’s GAAP results for the foreseeable future under ASC 718.

• Other companies, including companies in Omnicell’s industry, may calculate non-GAAP financial measures differently than Omnicell, limiting their usefulness as a comparative measure.

Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between Omnicell’s non-GAAP and GAAP financial results is set forth in the financial tables at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release and in Omnicell’s SEC filings.

Omnicell, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data, unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Revenues:
Product	$67,446	$59,269	$49,790	$175,239	$138,583
Services and other revenues	16,885	16,115	14,649	48,619	44,021
Total revenue	84,331	75,384	64,439	223,858	182,604

Cost of revenues:
Cost of product revenues	30,636	28,600	22,429	79,532	59,995
Cost of services and other revenues	7,608	7,408	7,562	23,114	22,704
Total cost of revenues	38,244	36,008	29,991	102,646	82,699

Gross profit	46,087	39,376	34,448	121,212	99,905
Operating expenses:
Research and development	5,545	5,499	6,019	17,538	16,139
Selling, general, and administrative	29,316	31,446	23,635	86,382	73,713
Total operating expenses	34,861	36,945	29,654	103,920	89,852
Income from operations	11,226	2,431	4,794	17,292	10,053
Other income and (expense), net	34	(73)	(191)	57	(66)
Income before provision for income taxes	11,260	2,358	4,603	17,349	9,987
Provision for income taxes	4,340	983	1,609	6,703	3,736
Net income	$6,920	$1,375	$2,994	$10,646	$6,251

Net income per share:
Basic	$0.21	$0.04	$0.09	$0.32	$0.19
Diluted	$0.20	$0.04	$0.09	$0.31	$0.18

Weighted average shares outstanding:
Basic	33,193	33,390	33,209	33,316	33,132
Diluted	34,068	34,316	34,219	34,241	34,100

Omnicell, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2012	2011
	(unaudited)	(1)

ASSETS
Current assets:
Cash and cash equivalents	$54,818	$191,762
Short-term investments	—	8,107
Accounts receivable, net	53,109	38,661
Inventories	26,400	18,107
Prepaid expenses	13,948	10,495
Deferred tax assets	11,197	10,352
Other current assets	7,046	6,107
Total current assets	166,518	283,591

Property and equipment, net	32,185	17,306
Non-current net investment in sales-type leases	10,628	8,785
Goodwill	112,683	28,543
Other intangible assets	86,234	4,231
Non-current deferred tax assets	—	11,677
Other assets	13,754	9,716
Total assets	$422,002	$363,849

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,635	$11,000
Accrued compensation	8,130	7,328
Accrued liabilities	12,206	8,901
Deferred service revenue	19,994	19,191
Deferred gross profit	19,587	14,210
Total current liabilities	78,552	60,630

Non-current deferred service revenue	19,649	18,966
Non-current deferred tax liabilities	21,575	—
Other long-term liabilities	5,713	1,339
Total liabilities	125,489	80,935

Stockholders’ equity:
Total stockholders’ equity	296,513	282,914

Total liabilities and stockholders’ equity	$422,002	$363,849

(1)  Information derived from our December 31, 2011 audited Consolidated Financial Statements.

Omnicell, Inc.

Reconciliation of GAAP to Non-GAAP

(In thousands, except per share data, unaudited)

	Three Months Ended
	September 30, 2012		June 30, 2012		September 30, 2011
	Net income	Net income per share- diluted	Net income	Net income per share- diluted	Net income	Net income per share- diluted
GAAP	$6,920	$0.20	$1,375	$0.04	$2,994	$0.09
Non-GAAP adjustments:
Business acquisition costs
Transaction and integration costs for acquisitions (a)	—		4,855		—
Amortization of intangible assets acquired by acquisition (b)	1,057		558		—
Subtotal pretax adjustments	1,057		5,413		—
Income tax effect of non-GAAP adjustments (c)	(407)		(2,256)		—
Subtotal after-tax adjustments	650		3,157		—

ASC 718 share-based compensation adjustment (d)
Gross profit	275		233		358
Operating expenses	2,086		1,980		2,053
Total after-tax adjustments	3,011	0.09	5,370	0.16	2,411	0.07

Non-GAAP	$9,931	$0.29	$6,745	$0.20	$5,405	$0.16

(a)  This adjustment is for the incurrence of transaction and integration costs related to our acquisition of MTS in May 2012.

(b) Beginning with the second quarter of 2012, we are recognizing the amortization expense resulting from all intangible assets recorded from business acquisitions as a non-GAAP adjustment, including MTS and prior acquisitions.

(c)  Tax effects are calculated using the effective tax rates for the respective periods presented.

(d) This adjustment reflects the accounting impact of non-cash stock-based compensation expense related to the impact of ASC 718 for the periods shown.

Omnicell, Inc.

Reconciliation of GAAP to Non-GAAP

(In thousands, except per share data, unaudited)

	Nine Months Ended
	September 30, 2012		September 30, 2011
	Net income	Net income per share- diluted	Net income	Net income per share- diluted
GAAP	$10,646	$0.31	$6,251	$0.18
Non-GAAP adjustments:
Business acquisition costs
Transaction and integration costs for acquisitions (a)	4,855
Amortization of intangible assets acquired by acquisition (b)	1,615
Litigation settlement (c)	—		1,000
Subtotal pretax adjustments	6,470		1,000
Income tax effect of non-GAAP adjustments (d)	(2,663)		(380)
Subtotal after-tax adjustments	3,807		620

ASC 718 share-based compensation adjustment (e)
Gross profit	776		1,108
Operating expenses	6,005		6,146
Total after tax adjustments	10,588	0.31	7,874	0.23

Non-GAAP	$21,234	$0.62	$14,125	$0.41

(a)  This adjustment is for the incurrence of transaction and integration costs related to our acquisition of MTS in May 2012.

(b) Beginning with the second quarter of 2012, we are recognizing the amortization expense resulting from all intangible assets recorded from business acquisitions as a non-GAAP adjustment, including MTS and prior acquisitions.

(c) This adjustment is for the accrual of a $1.0 million pre-tax settlement in operating expenses ($0.6 million, net of tax effect of $0.4 million) in the first quarter of 2011.

(d)  Tax effects are calculated using the effective tax rates for the respective periods presented.

(e) This adjustment reflects the accounting impact of non-cash stock-based compensation expense related to the impact of ASC 718 for the periods shown.

Omnicell, Inc.

Calculation of Adjusted EBITDA (1)

(In thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011

GAAP net income	$6,920	$1,375	$2,994	$10,646	$6,251
Add back:
ASC 718 stock compensation expense	2,361	2,213	2,411	6,781	7,254
Transaction and integration costs for acquisitions, pre-tax	—	4,855	—	4,855	—
Litigation settlement, pre-tax	—	—	—	—	1,000
Interest	9	(24)	(34)	(46)	(184)
Depreciation and amortization expense	3,913	2,998	2,027	9,246	5,821
Income tax expense	4,340	983	1,609	6,703	3,736
Non-GAAP adjusted EBITDA (1)	$17,543	$12,400	$9,007	$38,185	$23,878

(1) Defined as earnings before interest income and expense, taxes, depreciation and amortization, and non-cash expenses, including stock compensation expense, per ASC 718, as well excluding certain non-GAAP adjustments. The non-GAAP adjustments for the three months ended June 30, 2012 and the nine months ended September 30, 2012 also exclude transaction and integration costs for MTS, acquired in May 2012. The non-GAAP adjustments for the three months ended June 30, 2012 and the nine months ended September 30, 2012 also exclude transaction and integration costs for MTS, acquired in May 2012. The non-GAAP adjustments for the nine months ended September 30, 2011 also exclude first quarter 2011 expense for a pre-tax litigation settlement.